Exhibit 99.2
FOR IMMEDIATE RELEASE
Contact:
Robert P. Borchert
678.248.8194
rborchert@medassets.com
MedAssets Announces Senior Notes Offering to Finance Acquisition
ATLANTA (November 3, 2010) — MedAssets, Inc. (NASDAQ: MDAS) today announced that it plans to issue an aggregate principal amount of up to $360 million of senior notes due in 2018 (the “Notes”) in a private placement. The Company intends to use the net proceeds from this offering of senior notes to pay a portion of the $850 million purchase price for the previously announced acquisition of The Broadlane Group.
The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Notes may not be offered or sold within the United States or to U.S. persons, except to “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S. You are hereby notified that sellers of the Notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Safe Harbor Statement
 This Press Release contains statements that constitute forward-looking statements within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this Press Release include the intent, belief or current expectations of the Company and members of its management team with respect to the Company’s future business operations as well as the assumptions upon which such statements are based. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company’s Risk Factor disclosures in its Form 10-K filed with the Securities and Exchange Commission on March 1, 2010, as updated. The Company disclaims any responsibility to update any forward-looking statements.
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